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UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 10, 2004

Mrs. Fields' Original Cookies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-45179	87-0552899

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2855 East Cottonwood Parkway, Suite 400 Salt Lake City, Utah	84121-7050

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (801) 736-5600

(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.   Other Events and Regulation FD Disclosure.

Mrs. Fields Famous Brands, LLC (“MFFB”), a wholly-owned subsidiary of the Registrant, issued a press release, dated March 10, 2004, announcing the pricing of $115 million aggregate principal amount of 11-1/2% senior secured notes due 2011 of it and its wholly owned subsidiary, Mrs. Fields Financing Company, Inc., in a private offering that is expected to be completed on March 16, 2004, assuming the satisfaction or waiver of certain conditions. The press release also announced the extension of MFFB’s previously announced tender and exchange offers for the outstanding 10-1/8% Senior Notes due 2004 of the Registrant through 11:00 A.M., New York City time, on March 16, 2004, to correspond to the anticipated completion of the private offering. The press release is attached hereto as Exhibit 99.1 and incorporated herein.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Exhibit 99.1 Press Release of the Registrant, dated March 10, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MRS. FIELDS' ORIGINAL COOKIES, INC.

By:	/s/ MICHAEL R. WARD

Name: Michael R. Ward
Title: Senior Vice President

Dated:	March 11, 2004

Exhibit 99.1

MRS.FIELDS FAMOUS BRANDS, LLC PRICES PRIVATE OFFERING OF SENIOR SECURED NOTES DUE 2011 AND EXTENDS TENDER AND EXCHANGE OFFERS

SALT LAKE CITY, UTAH — March 10, 2004 — Mrs. Fields Famous Brands, LLC (the “Company”), a subsidiary of Mrs. Fields’ Original Cookies, Inc. (“MFOC”), a leading franchisor in the premium snack-food industry, today announced the pricing of $115 million aggregate principal amount of 11-1/2% senior secured notes due 2011 (the “144A Notes”) of the Company and its wholly owned subsidiary, Mrs. Fields Financing Company, Inc., in a private offering that is expected to be completed on March 16, 2004, assuming the satisfaction or waiver of certain conditions.

In connection with the pricing of the 144A Notes, the Company also announced today that it is extending its previously announced tender and exchange offers for the outstanding 10-1/8% Senior Notes due 2004 of MFOC (the “MFOC Notes”) through 11:00 A.M., New York City time, on March 16, 2004, to correspond to the anticipated completion of the private offering described above. The tender and exchange offers previously were scheduled to expire at 11:00 A.M., New York City time, on March 15, 2004. The closing of the 144A Notes offering is conditioned upon the consummation of the tender and exchange offers.

According to the Tender and Exchange Agent, through 5:00 P.M., New York City time, on March 10, 2004, tenders for exchange pursuant to the exchange offer aggregated approximately $80,727,000 principal amount of the Notes and tenders for purchase for cash pursuant to the offers aggregated approximately $31,931,000 principal amount of the Notes, together representing approximately 80.5% of the outstanding Notes. Holders of the MFOC Notes who have tendered or who subsequently tender the MFOC Notes prior to the expiration of the tender and exchange offers will be unable, under the terms of the tender and exchange offers, to withdraw their tenders.

The Company expects to use the net proceeds from the offering of the 144A Notes, the notes issued in the exchange offer and an investment in its parent companies to retire substantially all of the existing indebtedness of MFOC and its subsidiaries (including the MFOC Notes purchased for cash in the tender and exchange offers), for general corporate purposes and to pay the fees and expenses associated with the tender and exchange offers and the offering of the 144A Notes.

This announcement is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consent with respect to any securities. Neither the 144A Notes nor the 9% Notes offered as part of the exchange offer have been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release may include forward-looking statements that are covered under the “Safe-Harbor” clause of the Private Securities Litigation Reform Act of 1995. Such statements are based upon current expectations and assumptions. Actual results could differ materially from those currently anticipated as a result of known and unknown risks and uncertainties. Each of the Company and MFOC disclaims any obligation to update any forward-looking statements to incorporate developments occurring after release of this announcement.